Exhibit 99.1

PMC COMMERCIAL TRUST AND CIM URBAN REIT, LLC ANNOUNCE

SETTLEMENT OF SHAREHOLDER LITIGATION

Shareholder Plaintiffs—Who Own Approximately 12.7% of PMC Commercial—Agree to Vote Their Shares for the Merger-Related Proposals

CIM Manager Agrees to Purchase up to 2.75 Million PMC Commercial Common Shares Following the Merger

Dallas, TX—January 29, 2014—PMC Commercial Trust (NYSE MKT: PCC), a real estate investment trust (“PMC Commercial”), together with CIM Urban REIT, LLC, announced today that they have entered into agreements with certain PMC Commercial shareholders to settle litigation related to their proposed merger.

Under the terms of the proposed merger, PMC Commercial’s shareholders will receive a special dividend of $5.50 per share and will remain PMC common shareholders following the closing of the transaction. Under the terms of a class and derivative settlement agreement, which remains subject to court approval and consummation of the proposed merger, CIM Service Provider, LLC (“CIM Manager”), a subsidiary of CIM Group, LLC controlled by CIM Group’s three founders, Richard Ressler, Avi Shemesh and Shaul Kuba, has agreed to purchase up to 2.75 million shares of PMC Commercial at a market price of up to $5.00 per share under a 10b5-1 trading plan. The plan generally will expire on the date that 2.75 million common shares of PMC Commercial have been purchased or August 10, 2014, whichever is earlier.

As part of the settlements, the plaintiffs, who together with other named “reporting persons” collectively own approximately 12.7% of the outstanding PMC Commercial Trust shares, have agreed to vote all of their PMC Commercial shares in favor of each of the relevant proposals described in PMC Commercial’s Proxy Statement/Prospectus filed with the SEC on December 30, 2013.

CIM Manager is the entity that is contemplated to act as manager of PMC Commercial following the consummation of the merger. Richard Ressler, Avi Shemesh and Shaul Kuba, will also serve on the Board of Trust Managers of PMC Commercial following the consummation of the merger, with Mr. Ressler serving as Chairman.

Commenting on the settlements, Mr. Ressler stated, “We are pleased to be able to resolve this litigation in a way that demonstrates our belief in the value and prospects of the post-merger PMC Commercial, and in a way that provides a benefit to PMC Commercial’s existing shareholders.”

J. Hale Hoak, President of lead plaintiff Hoak & Co., added, “We believe CIM Manager’s commitment to purchase shares at up to $5.00 per share following the consummation of the merger provides current PMC Commercial shareholders with greater assurance that there will be an active market for those shares post-merger. We have thus decided to resolve our lawsuit and now support the transaction.”

The proposed merger and other transactions related to the merger are subject to the approval by PMC Commercial shareholders and the U.S. Small Business Administration and other customary closing conditions. A special shareholders’ meeting is scheduled for Tuesday, February 11, 2014. The proposed merger is expected to close during the first quarter of 2014.

Plaintiff REIT Redux, L.P. has separately settled its claims and has also agreed to support the transaction. Pursuant to that separate settlement agreement, which is also subject to consummation of the merger and court approval of the class and derivative settlement, CIM Manager will purchase up to 500,000 common shares of PMC Commercial currently owned by REIT Redux, at a price of $5.00 per share, if requested by REIT Redux to do so at any time from July 10, 2014 until August 10, 2014.

Further details of the settlement agreements and the trading plan will be provided shortly in PMC Commercial’s filing with the SEC of a Current Report on Form 8-K.

TERMINOLOGY

Terms used in this communication shall have the same meanings as ascribed to them in the PMC Commercial Press Release dated July 8, 2013.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is not a substitute for the Registration Statement on Form S-4 (File No. 333-190934) that PMC Commercial filed with the SEC in connection with the proposed Merger with CIM REIT and their respective subsidiaries, or the definitive Proxy Statement/Prospectus sent to shareholders of PMC Commercial on or about January 6, 2014 seeking their approval of the Share Issuance Proposal and the Merger-Related Compensation Proposal described therein. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS DATED DECEMBER 30, 2013, WHICH WAS SENT TO SHAREHOLDERS ON OR ABOUT JANUARY 6, 2014, AS IT CONTAINS IMPORTANT INFORMATION, INCLUDING DETAILED RISK FACTORS.

Investors and security holders may obtain free copies of the Proxy Statement/Prospectus and other documents filed with the SEC by PMC Commercial through the web site maintained by the SEC at www.sec.gov and that maintained by PMC Commercial Trust at www.pmctrust.com.

In addition, investors and security holders may obtain free copies of the Proxy Statement/Prospectus from PMC Commercial by contacting PMC Commercial, Attn: Investor Relations, 17950 Preston Road, Suite 600, Dallas, Texas 75252.

PMC Commercial and its trust managers and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Merger contemplated by the Merger Agreement. Information regarding PMC Commercial’s trust managers and executive officers is contained in the Proxy Statement/Prospectus dated December 30, 2013, as well as in PMC Commercial’s Annual Report on Form 10-K for the year ended December 31, 2012, and in its definitive proxy statement dated April 29, 2013, all of which are filed with the SEC. As of December 30, 2013, PMC Commercial’s trust managers and executive officers beneficially owned as a group approximately 481,773 Common Shares, or 4.5% of PMC Commercial’s Common Shares.

FORWARD-LOOKING STATEMENTS

The information set forth herein (including information included or referenced herein) contains “forward-looking statements” (as defined in Section 21E of the Exchange Act), which reflect PMC Commercial’s and CIM REIT’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when the Merger contemplated by the Merger Agreement will be consummated, PMC Commercial’s and CIM Group’s plans for the merged company, market and other expectations, objectives, intentions, as well as any expectations with respect to the merged company, including regarding valuations, future dividends, estimates of growth, and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the inability to complete the proposed Merger due to the failure to obtain PMC Commercial shareholder approval for the related transactions or the failure to satisfy other conditions to completion of the transactions, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger; (3) risks related to disruption of management’s attention from ongoing business operations due to the Merger; (4) the effect of the announcement of the Merger on PMC Commercial’s or CIM REIT’s relationships with their respective customers, investors, tenants, lenders, operating results and business generally; (5) risks related to substantial expenditures with respect to the Merger, which may or may not be reimbursable in the event of the termination of the Merger Agreement; (6) the outcome of any legal proceedings relating to the Merger; and (7) risks to consummation of the Merger, including the risk that the Merger will not be consummated within the expected time period or at all. Additional factors that may affect future results are contained in PMC Commercial’s filings with the SEC, which are available at the SEC’s website at www.sec.gov and on PMC Commercial’s website at www.pmctrust.com, including those set forth in PMC Commercial’s Annual Report on Form 10-K for the year ended December 31, 2012 and Periodic Report on Form 10-Q for the quarter ended September 30, 2013. PMC Commercial and CIM Group disclaim any obligation to update and revise statements contained herein or the materials referenced herein based on new information or otherwise.

Contact Information:

Phone: (972) 349-3235

Email:   www.pmctrust.com